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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 1 to Form 8-K of our report dated February 27, 1997, on our audits of the consolidated financial statements of Greater Bay Bancorp and Subsidiaries as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, appearing in the registration statement on Form S-4 (SEC File No. 333-37169) of Greater Bay Bancorp and Subsidiaries.


                                                      /s/ Coopers & Lybrand LLP
                                                      --------------------------
                                                      Coopers & Lybrand LLP

San Francisco, California

February 5, 1998